Exhibit 10.2

BUSINESS ACQUISITION AGREEMENT

THIS AGREEMENT (the "Agreement") is made as of Jun 30, 2012, by AREM Pacific Corporation, a corporation incorporated in Arizona USA ("Buyer" or "AREM"), and  Mr. Xin Jin of Sanyi Group Pty Ltd, a company incorporated in Victoria, Australia (the "Sellers") The "Company" for sale is: Sanyi Group Pty Ltd ABN: 40116432510 and health therapy outlet(s) operated by Mr.  Xin Jin subsequently under whatever name (Sanyi Group).

RECITALS:

A. Sellers own 100% control of Sanyi Group. There are no other stocks outstanding of the Company;

B. Sellers want to sell and Buyer wants to buy 100% of the common stock in the Sanyi Group;

C. After the sale, Sellers agree to relinquish and the Buyer agrees to gain control of the Sanyi Group's board (the "Board");

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. Purchase Price

1.1 The purchase price shall be 10,000,000 new common shares of AREM issued to Sellers.

1.2 Sellers shall warrant that the existing shares will be the only stock issued; there will be no other stocks issued or pledged to any party at the time of exchange;

1.3 Delivery of Shares. On the Closing Date, Sellers shall deliver a board resolution to Buyer to authenticate the transaction and relinquish all the ownership and control of the Sanyi Group to Buyer.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller herebv represents and warrants to Buyer as follows:

2.1 Authorization, the Sellers, have all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the parties and constitutes a legal, valid and binding agreement and enforceable against the defending party in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

2.2 Sellers warrant to Buyer the Company does not owe any money to any third party on the date of closing and Sellers agree to pay any legitimate creditor claims against the Sanyi Group within one year of closing.

SECTION 3 REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers as follows:

3.1 Authority

Buyer has all right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Buyer.

3.2 Investigation

Buyer has had a reasonable opportunity to ask questions relating to and otherwise discuss the terms and conditions of the information set forth in this agreement.

SECTION 4. COVENANTS

4.1 Further Assurances.

The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfil or obtain the fulfilment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

4.2 Confidentiality.

In the event the transactions contemplated by this Agreement are not consummated, parties agree to keep confidential any information disclosed to each other in connection therewith for a period of one year from the date hereof; provided, however, such obligation shall not apply to information which:

SECTION 5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Notwithstanding any right of either party to investigate the affairs of the other party and its shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for one year following the Closing Date.

SECTION 6. INDEMNIFICATION

Buyer agrees to indemnify and hold harmless Sellers, its officers, directors and principal shareholders, and Sellers agree to indemnify and hold harmless Buyer, its officers, directors and principal shareholders, at all times against and in respect of any liability,' damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, and indemnifying party's breach of a covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate, financial statement or tax return furnished or to be furnished hereunder.

SECTION 7. DOCUMENTS AT CLOSING AND THE CLOSING

7.1 Documents at Closing.

At the Closing Date, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

(a) Sellers will deliver, or will cause to be delivered, to Buyer the following:

(i) A board resolution executed by sellers' board indicating 100% of the Company's common stock shall be issued to Buyer for a total consideration of 10,000,000 of newly issued common shares of AREM.

7.2 Closing Date

The Closing shall take place at the time or place as may be agreed upon by the parties hereto ("Closing Date"), but in no event shall the Closing Date be later than Apr 16, 2012, unless agreed upon by the parties in writing. At the Initial Closing, the parties shall provide each other with such documents as may be necessary.

SECTION 8. MISCELLANEOUS

8.1 Waivers

The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

8.2 Amendment

This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

8.3 Assignment

This Agreement is not assignable except by operation of law.

8.4 Notice

Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

This agreement shall supersede all the previous agreements, verbal or written.

If to Sellers:

47 Mt Pleasant Rd, Vic 3131, Australia

Tel: 0424158008

Fax: 03 98771178

Attn: Andrew Jin

If to Buyer:

8040 E. Morgan Trail, Unit 18, Scottsdale, AZ 85258 USA

Fax: 480-966-0808

Phone: 480-966-2020

Attn: Thomas Tang

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

8.5 Governing Law

This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Arizona, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

8.6 Publicity

No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

8.7 Entire Agreement

This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange and issuance of the Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

8.8 Headings

The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8.9 Severability of Provisions

In the' event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic impact of this Agreement on any party.

9.1 Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

9.2 Binding Effect

This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

9.3 Termination

This Agreement may be terminated by mutual agreement by the either party if the Closing Date does not occur by Jun 30, 2012.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Sanyi Group Pty Ltd

By:

Name:

Title: Director

AREM Pacific Corporation

By:

Name: Thomas Tang

Title; President and Director